U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 7, 1996
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                      GENTNER COMMUNICATIONS CORPORATION
                      ----------------------------------
            (Exact name of registrant as specified in its charter)


         UTAH                       0-17219                   87-039887
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 (State or other juris-        (Commission File           (I.R.S. Employer
diction of incorporation)           Number)                Identification
                                                               Number)


      1825 RESEARCH WAY, SALT LAKE CITY, UTAH                    84119
    ---------------------------------------------------------------------
     (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (801) 975-7200
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ITEM 5.  OTHER EVENTS
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     On August 7, 1996, the registrant announced that it is extending the expiration date of its outstanding warrants to September 22, 1997. The warrants were due to expire on September 22, 1996.

     The warrants give the holder the option to purchase one share of the registrant's Common Stock at an exercise price of $1.50 per share. The registrant's board of directors believes that this extension is in the best interest of the company's shareholders because it will preserve a source of capital to the company upon exercise of the warrants.

     The warrants were originally issued as part of Unit offering in September 1991. Each Unit consisted of three shares of Common Stock and two Redeemable Common Stock Purchase Warrants. Since February 1992, the shares and warrants have traded separately. All remaining terms and conditions of the warrants will remain the same.





                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            GENTNER COMMUNICATIONS CORPORATION


Date: August 30, 1996                       By:  /s/ David L. Harmon
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                                                David L. Harmon
                                                Chief Financial Officer